UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2025

CENTERPOINT ENERGY, INC.

(Exact name of registrant as specified in its charter)

Texas	1-31447	74-0694415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Louisiana
Houston Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 207-1111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CNP	The New York Stock Exchange
(indicate by checkmark)
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

As previously reported in a Current Report on Form 8-K filed on May 28, 2025 with the Securities and Exchange Commission, on May 27, 2025, CenterPoint Energy, Inc., a Texas corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), Bank of America, N.A., Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent) and JPMorgan Chase Bank, National Association, acting in their capacities as forward purchasers (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) and BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC, acting in their capacities as forward sellers (each a “Forward Seller” and collectively, the “Forward Sellers”), pursuant to which the Forward Sellers agreed to borrow from third parties and sell to the Underwriters an aggregate of 21,621,622 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”). In addition, the Underwriters were granted a 30-day option to purchase from time to time up to an additional 3,243,243 shares of Common Stock upon the same terms. On May 27, 2025, the Company entered into separate forward sale agreements with each of the Forward Purchasers relating to an aggregate of 21,621,622 shares of Common Stock (collectively, the “Forward Sale Agreements”).

On May 28, 2025, the Underwriters exercised in full their option to purchase the additional 3,243,243 shares of Common Stock pursuant to the Underwriting Agreement and, in connection therewith, the Company entered into separate additional forward sale agreements with each of the Forward Purchasers, relating to an aggregate of 3,243,243 shares of Common Stock (the “Additional Forward Sale Agreements”), on terms substantially similar to those contained in the Forward Sale Agreements.

Each Additional Forward Sale Agreement provides for settlement on a settlement date or dates to be specified at the Company’s discretion on or prior to February 25, 2027. On a settlement date or dates, if the Company decides to physically settle an Additional Forward Sale Agreement, it will issue shares of Common Stock to the relevant Forward Purchaser at the then-applicable forward sale price. The forward sale price will initially be $36.26 per share. The Additional Forward Sale Agreements provide that the initial forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be decreased by an amount per share specified in the Additional Forward Sale Agreements on each of certain dates specified in the Additional Forward Sale Agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price for such day.

Except under limited circumstances described below, the Company has the right to elect physical settlement, net share settlement or cash settlement under an Additional Forward Sale Agreement for all or a portion of its obligations under such Additional Forward Sale Agreement. If the Company decides to physically settle or net share settle an Additional Forward Sale Agreement, delivery of shares of Common Stock (if any) by the Company to the Forward Purchasers upon any physical settlement or net share settlement of such Additional Forward Sale Agreement will result in dilution to the Company’s earnings per share. If the Company elects cash or net share settlement for all or a portion of an Additional Forward Sale Agreement, the Company would expect the relevant Forward Purchaser or one of its affiliates to repurchase shares of Common Stock in order to satisfy its obligation to return the shares of Common Stock such Forward Purchaser had borrowed in connection with sales of Common Stock and, if applicable, in connection with net share settlement, to deliver shares of Common Stock to the Company. If the market value of Common Stock at the time of such purchase is above the forward sale price at that time, the Company will pay or deliver, as the case may be, to the relevant Forward Purchaser under its Additional Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference. Conversely, if the market value of Common Stock at the time of such purchase is below the forward sale price at that time, such Forward Purchaser will pay or deliver, as the case may be, to the Company under its Additional Forward Sale Agreement, an amount in cash, or a number of shares of Common Stock with a market value, equal to such difference.

In certain circumstances, each Forward Purchaser will have the right to accelerate its Additional Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant events) and require the Company to physically settle its Additional Forward Sale Agreement on a date specified by such Forward Purchaser. These circumstances include:

•

in the good faith, commercially reasonable judgment of such Forward Purchaser, it or its affiliate is unable to hedge its exposure to the transactions contemplated by such Additional Forward Sale Agreement because of the lack of sufficient shares of Common Stock being made available for borrowing by stock lenders or it or its affiliate is unable to borrow such number of shares at a rate equal to or less than an agreed maximum stock loan rate;

•

the Company declares any dividend or distribution on shares of Common Stock payable in (i) cash in excess of a specified amount (other than an extraordinary dividend), (ii) securities of another company acquired or owned by us as a result of a spin-off or other similar transaction, or (iii) any other type of securities (other than Common Stock), rights, warrants or other assets for payment (cash or other consideration) at less than the prevailing market price, as reasonably determined by such Forward Purchaser;

•	certain ownership thresholds applicable to such Forward Purchaser are exceeded;

•

an event is announced that, if consummated, would result in certain mergers and tender offers, as well as certain events such as a delisting of the Common Stock, or the occurrence of certain changes in law (each as more fully described in the Additional Forward Sale Agreements); or

•

certain events of default or termination events occur, including, among other things, any material misrepresentation made by the Company in connection with its entry into such Additional Forward Sale Agreement, its bankruptcy (except as described below) or the occurrence of an event or circumstance causing certain payments or deliveries under, or material compliance with, such Additional Forward Sale Agreement to be unlawful (each as more fully described in such Additional Forward Sale Agreement).

Each Forward Purchaser’s decision to exercise its right to accelerate its Additional Forward Sale Agreement (or, in certain cases, the portion thereof that it determines is affected by the relevant event) and to require the Company to settle such Additional Forward Sale Agreement may be made irrespective of the Company’s interests, including the Company’s need for capital. In such cases, the Company could be required to issue and deliver shares of Common Stock under the terms of the physical settlement provisions of the applicable Additional Forward Sale Agreement irrespective of its capital needs, which would result in dilution to the Company’s earnings per share and may adversely affect the market price of the Common Stock. In addition, upon certain bankruptcy or insolvency filings related to the Company, each Additional Forward Sale Agreement will automatically terminate without further liability of either party to such agreement. Following any such termination, the Company would not issue any shares of Common Stock or receive any proceeds pursuant to such Additional Forward Sale Agreement.

The foregoing description of the Additional Forward Sale Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each Additional Forward Sale Agreement, which are filed as Exhibits 10.1, 10.2 and 10.3 hereto, and are incorporated herein by reference.

The Underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. In the ordinary course of their respective businesses, certain of the Underwriters and/or their affiliates have engaged, and may in the future engage, in commercial banking, investment banking, trust or investment management transactions with the Company and its affiliates for which they have received, and will in the future receive, customary compensation.

Item 8.01.	Other Events

On May 28, 2025, the Underwriters exercised in full their option to purchase the additional 3,243,243 shares of Common Stock pursuant to the Underwriting Agreement. On the terms and subject to the conditions set forth in the Underwriting Agreement, the Forward Sellers are expected to borrow an aggregate of 24,864,865 shares of Common Stock from third parties and sell them to the Underwriters on May 29, 2025.

The offering of such shares of Common Stock was registered under the Securities Act of 1933, as amended, pursuant to the Company’s registration statement on Form S-3 (Registration No. 333-272025).

Item 9.01.	Financial Statements and Exhibits

The exhibits listed below are filed herewith.

Agreements and forms of agreements included as exhibits are included only to provide information to investors regarding their terms. Agreements and forms of agreements listed below may contain representations, warranties and other provisions that were made, among other things, to provide the parties thereto with specified rights and obligations and to allocate risk among them, and no such agreement or form of agreement should be relied upon as constituting or providing any factual disclosures about the Company, any other person, any state of affairs or other matters.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

1.1	Underwriting Agreement dated May 27, 2025, by and among the Company, BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC, as representatives of the underwriters named in Schedule II thereto, Bank of America, N.A., Mizuho Markets Americas LLC and JPMorgan Chase Bank, National Association, in their capacity as forward purchasers, and BofA Securities, Inc., Mizuho Securities USA LLC and J.P. Morgan Securities LLC, in their capacity as forward sellers (incorporated by reference to Exhibit 1.1 to the Company’s Current Report on Form 8-K dated May 27, 2025).

5.1	Opinion of Baker Botts L.L.P. regarding the legality of the shares of Common Stock.

10.1	Confirmation of Forward Sale Transaction, dated May 28, 2025, between the Company and Bank of America, N.A., in its capacity as a forward purchaser.

10.2	Confirmation of Forward Sale Transaction, dated May 28, 2025, between the Company and Mizuho Markets Americas LLC (with Mizuho Securities USA LLC acting as agent), in its capacity as a forward purchaser.

10.3	Confirmation of Forward Sale Transaction, dated May 28, 2025, between the Company and JPMorgan Chase Bank, National Association, in its capacity as a forward purchaser.

23.1	Consent of Baker Botts L.L.P. (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTERPOINT ENERGY, INC.

Date: May 29, 2025	By:	/s/ Kristie L. Colvin
Kristie L. Colvin
Senior Vice President and Chief Accounting Officer